Exhibit 10.1

Execution Version

COMMON STOCK PURCHASE AGREEMENT

Dated as of January 5, 2024

by and between

SIGNING DAY SPORTS, INC.

and

TUMIM STONE CAPITAL LLC

i

ii

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of January 5, 2024 (this “Agreement”), by and between Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and Signing Day Sports, Inc., a Delaware corporation (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $25,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3);

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay to the Investor the Commitment Fee, pursuant to, at such time(s) and in such manner and form(s) as set forth in Section 10.1(ii) of this Agreement; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $25,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), to the offices of Reed Smith LLP, at 599 Lexington Avenue, New York, NY 10022, at 4:00 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The delivery of Shares in respect of each VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 9:00 a.m., New York City time, on the Trading Day immediately after the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

Article III
PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Exercise Date to purchase the VWAP Purchase Share Amount set forth by the Company therein, not to exceed the applicable VWAP Purchase Maximum Amount, at the VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation) in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver a VWAP Purchase Notice to the Investor on any Trading Day selected by the Company as the VWAP Purchase Exercise Date for a VWAP Purchase, provided that (i) the Company may not deliver more than one VWAP Purchase Notice to the Investor on any single Trading Day, (ii) at least three (3) Trading Days has elapsed since the Trading Day on which most recent prior VWAP Purchase Notice was delivered by the Company to the Investor pursuant to and in accordance with this Agreement, (iii) the Closing Sale Price of the Common Stock on such VWAP Purchase Exercise Date is not less than the Threshold Price, and (iv) all Shares subject to all prior VWAP Purchase Notices for VWAP Purchases that have been properly delivered by the Company to the Investor under this Agreement (as applicable) have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares, prior to the Company’s delivery of such VWAP Purchase Notice to the Investor on such VWAP Purchase Exercise Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and timely delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase Notice. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Valuation Period for each VWAP Purchase (each, a “VWAP Purchase Settlement Date”), the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and the applicable VWAP Purchase Price (both on a per Share basis and the total aggregate VWAP Purchase Price to be paid by the Investor for such applicable VWAP Purchase Share Amount) with respect to such VWAP Purchase (each, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period or during any Allowable Grace Period.

Section 3.2. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount to be purchased by the Investor in a VWAP Purchase shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the VWAP Purchase Settlement Date. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (i) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation) and (ii) the VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), as full payment for such Shares, via wire transfer of immediately available funds not later than 5:00 p.m., New York City time, on the VWAP Purchase Settlement Date for such VWAP Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase on such VWAP Purchase Settlement Date in accordance with the first sentence of this Section 3.2, it being hereby acknowledged and agreed that if any of such Shares are received by the Investor after 1:00 p.m., New York City time, on the applicable VWAP Purchase Settlement Date, then the Company’s receipt of the funds representing the VWAP Purchase Price for such Shares in its designated bank account shall occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares. If the Company or its transfer agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within two (2) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either (1) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3. Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.3(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 2,648,385 shares of Common Stock (such number of shares equal to 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the NYSE American LLC (such maximum number of shares of Common Stock, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the NYSE American LLC. For the avoidance of doubt, as set forth in Section 6.16, the Company shall use its reasonable best efforts to obtain the Stockholder Approval to issue such number of shares of its Common Stock in excess of the Exchange Cap as may be necessary for the Company to receive aggregate gross proceeds equal to the Total Commitment from the sale of Shares to the Investor pursuant to VWAP Purchases pursuant to this Agreement; provided, that if such Stockholder Approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 3.3(b)).

(b) At-Market Transaction. Notwithstanding Section 3.3(a) above, the Exchange Cap shall not be applicable to any Shares that are issued and sold by the Company to the Investor pursuant to this Agreement at a price per Share equal to or greater than the applicable Base Price for such Shares (calculated immediately prior to the Company’s timely delivery of the applicable VWAP Purchase Notice relating to such Shares to the Investor pursuant to and in accordance with this Agreement). For purposes of this Agreement, “Base Price” shall mean, with respect to each Share to be sold to the Investor pursuant to a VWAP Purchase Notice timely delivered by the Company to the Investor pursuant to this Agreement, a price per Share equal to the sum of (i) the applicable Minimum Price for such Shares and (ii) $0.22 (subject to adjustment (a) for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction or (b) as may be necessary to ensure compliance with the applicable rules of the NYSE American LLC, including Section 713(a) of the NYSE American LLC Company Guide); and “Minimum Price” shall mean, with respect to each Share to be sold to the Investor pursuant to a VWAP Purchase Notice timely delivered by the Company to the Investor pursuant to this Agreement, the last Closing Sale Price of a share of Common Stock on the Trading Market immediately prior to the Company’s timely delivery of such VWAP Purchase Notice relating to such Shares to the Investor pursuant to this Agreement; provided, however, that if the book value of a share of Common Stock at such time is greater than such last Closing Sale Price (in each case as calculated in accordance with the applicable rules of the NYSE American LLC, including Section 713(a) of the NYSE American LLC Company Guide), then the “Minimum Price” for each Share to be sold to the Investor pursuant to such VWAP Purchase Notice relating to such Shares shall equal the book value of a share of Common Stock at such time.

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the NYSE American LLC (or, if the Common Stock is listed on an Eligible Market, a breach of the rules of such Eligible Market). The provisions of this Section 3.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the NYSE American LLC (including Section 713(a) of the NYSE American LLC Company Guide) or, if the Common Stock is then listed on an Eligible Market, to ensure compliance with the applicable rules of such Eligible Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the Closing Date, the Investor did not beneficially own any shares of Common Stock (other than the Commitment Shares) or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to timely electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable VWAP Purchase Settlement Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” with respect to Registrable Securities in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect on the Closing Date (the “Charter”), and the Company’s Second Amended and Restated Bylaws, as amended and in effect on the Closing Date (the “Bylaws”).

Section 5.4. Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. An aggregate of 30,000,000 shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents for the twelve months preceding the date of this Agreement. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the IPO Registration Statement and the IPO Final Prospectus). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the IPO Registration Statement and the IPO Final Prospectus) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each VWAP Purchase Exercise Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as disclosed in the Commission Documents, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents. Except as otherwise disclosed in the Commission Documents, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Exchange Documents, the Company is not aware of any material weaknesses in its internal control over financial reporting, and, if applicable, with respect to such remedial actions disclosed in the Commission Documents, the Company represents that it has taken all remedial actions set forth in such disclosure. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) To the knowledge of the Company, each of Marcum LLP (the “Former Accountant”), whose report is filed with the Commission as part of the IPO Registration Statement and the IPO Final Prospectus, and BARTON CPA (the “Current Accountant” and together with the Former Accountant, the “Accountants”) is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board. The Accountants have not, during the periods covered by the financial statements included in the IPO Registration Statement and the IPO Final Prospectus and, as applicable, during the periods covered by the financial statements to be included in the Registration Statement, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. To the Company’s Knowledge, the Current Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) The Company is in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

Section 5.7. Subsidiaries. All Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary is as described in the Commission Documents.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since the end of the Company’s most recent audited fiscal year: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 5.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses since December 31, 2022 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10. No Material Defaults on Indebtedness. Except as set forth in the Commission Documents, there has been no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12. Title to Real and Personal Property. The Company or one of its Subsidiaries has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Commission Documents as being owned by the Company or its Subsidiaries that are material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and claims, except those that would reasonably be expected to not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company or one of its Subsidiaries is held by the Company or one of its Subsidiaries under valid, existing and enforceable leases, except those that would not be reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

Section 5.13. Litigation. Except as disclosed in the Commission Documents, there is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company, its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the Commission Documents, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries, or any current or former director or officer of the Company or any of its Subsidiaries.

Section 5.14. Compliance With Laws. Except as disclosed in the Commission Documents, the business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries is in violation of any Order applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15. Certain Fees. Except as set forth in Section 5.15 of the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company, its business and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time. Each press release issued by the Company during the 12 months preceding the Closing Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company prior to the Closing Date or by a later dated Commission Document filed with or furnished to the Commission by the Company prior to the Closing Date, at the time of issuance of such later dated press release or filing or furnishing of such Commission Document, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.17. Material Permits. Except as disclosed in the Commission Documents, the Company and its Subsidiaries have all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole (the “Material Permits”). Except as disclosed in the Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company and (iii) there are, and have been, no Proceedings pending or, to the Company’s Knowledge, threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.

Section 5.18. Environmental Matters. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Commission Documents. To the Knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Commission Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (A) to the Knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 5.19, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the Knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5.19, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5.19, reasonably be expected to result in a Material Adverse Effect; (E) to the Company’s Knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (F) the Company obtains and retains invention assignment agreements from each employee or contractor who is a material developer of the Company’s intellectual property or material technical information; and (G) the Company takes commercially reasonable steps to ensure its proprietary technology does not rely on open source code or libraries, such as those subject to copyleft or general public license such as GPLv2 or GPLv3. To the Company’s Knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Commission Documents and are not described therein. The Commission Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

Section 5.20. Material Contracts. Except as set forth in the Commission Documents, the descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all material Contracts between the Company and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Company and, to the Knowledge of the Company, each other contracting party thereto, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.21. Transactions With Affiliates. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 5.22. Labor Relations. Except as disclosed in the Commission Documents, no labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company and its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, none of the Company’s and its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company and its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. Except as disclosed in the Commission Documents, the Company and its Subsidiaries are in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.23. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.24. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25. Tax Matters. Each of the Company and its Subsidiaries has filed all returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, except in any case in which the failure so to file would not reasonably be expected to cause a Material Adverse Effect. Each of the Company and its Subsidiaries has paid all taxes (as defined below) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except for any such taxes that are currently being contested in good faith or as would not reasonably be expected to cause a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the IPO Registration Statement and to be filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the Commission Documents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. For purposes of this Section 5.25, the term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and the term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

Section 5.26. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares, if the Company has elected to pay the Commitment Fee by issuing the Commitment Shares pursuant to this Agreement, and to issue the Shares pursuant to the terms of a VWAP Purchase Notice in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Shares included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has never been, an issuer identified in, or subject to, Rule 144(i)(1).

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market (or, if the Common Stock is then listed on an Eligible Market, from such Eligible Market) to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). The Company is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Common Stock may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the Delaware General Corporation Law, as amended, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. Foreign Corrupt Practices. None of the Company and its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other Person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Section 5.36. Office of Foreign Assets Control. None of the Company and its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company and its Subsidiaries or any other Person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the sale of Shares to the Investor hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 5.37. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 5.38. ERISA. The Company is not subject to the Employee Retirement Income Security Act of 1974, as amended, or the regulations and published interpretations thereunder.

Section 5.39. IT Systems. (i) Except as otherwise described in the Commission Documents, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on its behalf), equipment or technology (“IT Systems and Data”), and (y) neither the Company nor any of its Subsidiaries has not been notified of, and has no Knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to its IT Systems and Data, (ii) the Company and its Subsidiaries have complied in all material respects, and are presently in material compliance with, all applicable Laws of any Governmental Authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

Section 5.40. Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security Laws; and the Company and its Subsidiaries have taken all necessary actions to comply in all material respects with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). The Company and its Subsidiaries have in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries provide accurate notice of its Policies to their respective customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s and its Subsidiaries’ then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s and its Subsidiaries’ then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its Subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any Order or agreement that imposed any obligation or liability under any Privacy Law.

Section 5.41. Industry Data; Forward Looking Statements. The statistical and market-related data included in the Commission Documents are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Commission Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.42. Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.43. Emerging Growth Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.44. Smaller Reporting Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

Section 5.45. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.46. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Article VI
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii) hereof (if any) within the time period specified in Section 10.1(ii) hereof and (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, (a) if the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares, then, as of the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, the Company shall reserve, out of its authorized and unissued Common Stock, a number of shares of Common Stock equal to the number of Commitment Shares to be issued to the Investor pursuant to Section 10.1(ii), solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, and (b) as of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, 30,000,000 shares of Common Stock solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect.

(ii)   The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, and the dates and VWAP Purchase Share Amount for each VWAP Purchase.

(ii)   Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to (i) deliver the Commitment Shares to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission (and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement), if the Company has elected to pay the Commitment Fee by the issuance of the Commitment Shares pursuant to this Agreement, and (ii) deliver the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Settlement Date for such VWAP Purchase in accordance with Section 3.2. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. From and after the date of this Agreement until the earlier of (i) the first day of the month next following the 24-month anniversary of the Closing Date and (ii) the six-month anniversary of the effective date of the termination of this Agreement pursuant to Section 8.1 or Section 8.2 (subject in all cases to Section 8.3), the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person or reincorporating in another state. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been timely and properly delivered to the Investor for a VWAP Purchase under this Agreement, but the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of the Shares constituting the full VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase has not been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of three (3) Trading Days following the later of (i) the VWAP Purchase Settlement Date for the VWAP Purchase to which such VWAP Purchase Notice relates and (ii) such later Trading Day on which the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of such Shares constituting the entire VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase shall have been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement.

Section 6.9. Selling Restrictions. The Investor covenants and agrees that commencing upon the execution of this Agreement on the Closing Date and ending on the date of any termination of this Agreement pursuant to Section 8.1 or Section 8.2 (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in or effect any Short Sales of Common Stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to the Common Stock.  In addition to the foregoing, in connection with any resale of Securities by the Investor, each of the Restricted Persons shall comply in all respects with all applicable requirements of the Securities Act and the Exchange Act, including, without limitation, Regulation SHO, and all orders of any regulatory authority applicable to any Restricted Person.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific VWAP Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Compliance Certificates, Bring-Down Opinion/Negative Assurance Letters and Bring-Down Comfort Letters Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following: (i) each date on which the Company files with the Commission (A) an annual report on Form 10-K under the Exchange Act, (B) a Form 10-K/A containing amended (or restated) material financial information or a material amendment to a previously filed annual report on Form 10-K, or (C) a current report on Form 8-K containing amended (or restated) material financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and (ii) the Effective Date of (A) each post-effective amendment to the Initial Registration Statement, (B) each New Registration Statement and (C) each post-effective amendment to each New Registration Statement (each such time in clauses (i) and (ii), a “Representation Date”), the Company shall (I) deliver to the Investor a Compliance Certificate, dated the date of delivery to the Investor, (II) cause to be furnished to the Investor the opinions and negative assurance letter from outside counsel to the Company, dated the date of delivery to the Investor, substantially in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, and the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Opinion/Negative Assurance Letter”) and (III) cause to be furnished to the Investor a customary “comfort letter” provided by each of the Former Accountant and the Current Accountant or a successor independent registered public accounting firm for the Company (as applicable), dated the date of delivery to the Investor, substantially in the form, scope and substance as the information contained in the Initial Comfort Letter (to the extent such information is then applicable), stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Comfort Letter (to the extent such financial information or other matters are then applicable), modified, as necessary, to address such new, amended or restated financial information contained in any of the Commission Documents referred to in clause (i) above or to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, or the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Comfort Letter”). The Company hereby acknowledges and agrees that if the Company has not timely provided the Investor with the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.15 following a Representation Date pursuant to this Section 6.15, the Company shall not deliver any VWAP Purchase Notices to the Investor during the period beginning on the Representation Date with respect to which such documents have not been provided to the Investor, and ending on the Trading Day on which the Investor has received each of the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.15, each such document dated the date on which the Investor has received all such documents.

Section 6.16. Stockholder Approval. The Company shall hold a special meeting of its stockholders at the earliest reasonably practical date after the date of this Agreement, but in no event later than the date that is one hundred twenty (120) days after the date of this Agreement, for the purpose of, among other things, obtaining the Stockholder Approval (the “Stockholder Meeting”), with the recommendation of the Company’s Board of Directors that such proposal for the Stockholder Approval be approved by the Company’s stockholders at the Stockholder Meeting, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal for the Stockholder Approval at the Stockholder Meeting. The Company shall use its reasonable best efforts to obtain the Stockholder Approval at the Stockholder Meeting. If the Company does not obtain the Stockholder Approval at the first Stockholder Meeting required to be convened pursuant to this Section 6.16, the Company shall convene a special (or annual) meeting of the Company’s stockholders at least every three (3) months thereafter to seek the Stockholder Approval until the earlier of (i) the date on which the Stockholder Approval is obtained and (ii) the termination of this Agreement in accordance with Article VIII.

Section 6.17. Termination For Failure To Commence. If the Investor shall have provided the Company a notice of termination of this Agreement by the Investor pursuant to Section 8.2(g), the Company shall, not later than five (5) Trading Days immediately following the Company’s receipt of such notice of termination of this Agreement by the Investor, issue to the Investor five-year warrants to purchase 750,000 shares of Common Stock, at an initial exercise price of $0.01 per share. Such warrants shall have customary antidilution protection and “full-ratchet” price protection antidilution, with a floor on the “full-ratchet” price protection antidilution equal to the par value of the Common Stock. The Company shall prepare and, as soon as practicable, but in no event later than ten (10) Trading Days after the date of issuance of such warrants to the Investor, file with the Commission a registration statement on Form S-1 (or any successor form) covering the resale by the Investor of all of the shares of Common Stock underlying such warrants and use its commercially reasonable efforts to have such registration statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the earlier of (i) the forty-fifth (45th) calendar day immediately after the date such registration statement was first filed with the Commission, if such registration statement is subject to review by the Commission, and (ii) if the Company is notified (orally or in writing) by the Commission that such registration statement will not be reviewed by the Commission, the fifth (5th) calendar day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such registration statement will not be reviewed by the Commission. The Investor shall furnish to the Company such information regarding itself the securities of the Company beneficially owned by it and the intended method of disposition of the warrant shares included in such registration statement, as shall be reasonably required to effect and maintain the effectiveness of the registration of such shares of Common Stock underlying the warrants and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall keep such registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at all times until the earlier of (A) the date on which the Investor shall have sold all of the shares of Common Stock underlying the warrants and (ii) the date of termination of the warrants, if the Investor does not then hold any shares of Common Stock issued to the Investor upon exercise of the warrants.

Article VII
CONDITIONS TO CLOSING, COMMENCEMENT AND VWAP PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of Investor Expense Reimbursement; Payment of Commitment Fee. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Investor Expense Reimbursement in accordance with Section 10.1(i), all of which Investor Expense Reimbursement shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On or prior to the Closing Date, the Company shall have provided written notice to the Investor that the Company has elected to pay the entire Commitment Fee to the Investor either in cash or by the issuance of the Commitment Shares to the Investor pursuant to and in accordance with Section 10.1(ii) of this Agreement. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor in cash, the Company shall cause the entire Commitment Fee to be paid to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares, the Company shall cause the Commitment Shares to be issued to the Investor at such time and in such manner as set forth in Section 10.1(ii) of this Agreement. For the avoidance of doubt, the entire Commitment Fee shall be fully earned as of the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) if the Company shall have elected to pay the entire Commitment Fee to the Investor in cash, a copy of the wire instructions executed by the Company directing payment of the entire Commitment Fee in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date, and (c) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares and (ii) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state Governmental Authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced, and no inquiry or investigation by any Governmental Authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Commitment Shares Issued as DWAC Shares. If the Company shall have paid the Commitment Fee to the Investor by the issuance of the Commitment Shares pursuant to Section 10.1(ii), the Company shall have caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii), in accordance with Section 10.1(iv).

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing the Company’s transfer agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares (if any) and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, 30,000,000 shares of Common Stock solely for the purpose of issuing Shares pursuant to VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions and Negative Assurances of Company Counsel. On the Commencement Date, the Investor shall have received the opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

(xvii) Initial Comfort Letter of Company Accountants. On the Commencement Date, the Investor shall have received from each of the Former Accountant and the Current Accountant, or a successor independent registered public accounting firm for the Company (as applicable), a letter dated the Commencement Date and addressed to the Investor, in substantially the form, scope and substance mutually agreed to by the Company and the Investor prior to the date on which the Initial Registration Statement is first filed with the Commission, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the PCAOB, and (ii) stating the conclusions and findings of such firm with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (as supplemented by any Prospectus Supplement filed with the Commission on or prior to the Commencement Date), and certain other matters customarily covered by auditor “comfort letters,” except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) Trading Days prior to the Commencement Date (together, the “Initial Comfort Letters”).

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver a VWAP Purchase Notice under this Agreement after the Commencement Date, and the obligation of the Investor to accept a VWAP Purchase Notice delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Condition Satisfaction Time for the VWAP Purchase to be effected by such VWAP Purchase Notice.

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiii) set forth in Section 7.2 shall be satisfied at each VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares, (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to its transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state Governmental Authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder). The Company shall have no Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Condition Satisfaction Time), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the applicable VWAP Purchase Maximum Amount, (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (c), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered to the Investor (or its designated Broker-Dealer), and the Investor (or its designated Broker-Dealer) shall have received, all Shares relating to all prior VWAP Purchase Notices as DWAC Shares.

(x) Bring-Down Opinion/Negative Assurance Letters; Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinion/Negative Assurance Letters from outside counsel to the Company, which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, (b) all Bring-Down Comfort Letters from each of the Former Accountant and the Current Accountant, or a successor independent registered public accounting firm for the Company (as applicable), which the Company was obligated to instruct such firm to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, and (c) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, in each case in accordance with Section 6.15.

Article VIII
TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Closing Date, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have paid the entire Commitment Fee to the Investor (in cash or by the issuance of Commitment Shares, as required pursuant to this Agreement) in accordance with this Agreement and paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 10.1 of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4; or (g) the Commencement shall not have occurred on or prior to February 15, 2024. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall remain in full force and effect notwithstanding such termination for the period referred to in Section 6.6(ii), (iii) the covenants and agreements of the Company and the Investor contained in Section 6.17 shall remain in full force and effect notwithstanding such termination until the Company has fully performed all of its obligations set forth in Section 6.17, and, (iv) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants), other than Section 6.6(ii) (which shall remain in full force and effect notwithstanding such termination for the period referred to in Section 6.6(ii)) and Section 6.17 (which shall remain in full force and effect notwithstanding such termination until the Company has fully performed all of its obligations set forth in Section 6.17), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect the Commitment Fee payable to the Investor (whether payable in cash or by the issuance of Commitment Shares), or any rights of the Investor thereto, it being hereby acknowledged and agreed that the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect the Investor Expense Reimbursement payable or paid to the Investor, all of which Investor Expense Reimbursement shall be fully earned and non-refundable when paid on the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X
MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, an aggregate amount up to $75,000 (which includes $50,000 previously paid to the Investor as an initial deposit) as reimbursement for the Investor’s reasonable out-of-pocket expenses (including the Investor’s legal fees and expenses), in connection with the transaction contemplated by the Transaction Documents (the “Investor Expense Reimbursement”). For the avoidance of doubt, the Investor Expense Reimbursement shall be non-refundable when paid on the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii) Commitment Fee; Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay the Commitment Fee to the Investor in accordance with this Section 10.1(ii). On or prior to the Closing Date, the Company shall have provided written notice to the Investor that the Company has elected to pay the entire Commitment Fee to the Investor either in cash or by the issuance of the Commitment Shares to the Investor pursuant to and in accordance with this Section 10.1(ii). If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor in cash, the Company shall cause the entire Commitment Fee to be paid to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares, the Company shall deliver irrevocable instructions to its transfer agent to issue and deliver to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the date of issuance of such Commitment Shares). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. Upon issuance, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, in each case in accordance with this Agreement and the Registration Rights Agreement. For the avoidance of doubt, the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, regardless of whether the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. If the Commencement shall not have occurred on or prior to February 15, 2024, the entire Commitment Fee shall immediately become payable to the Investor in cash and shall be paid to the Investor by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the later of February 15, 2024 or, if the Company has elected to pay all of such Commitment Fee by the issuance of the Commitment Shares (whether such payment shall have been made solely by the issuance of Commitment Shares or in combination with a payment of cash as contemplated by the definition of “Commitment Shares” in Annex I hereto), on the first (1st) Trading Day immediately after the date that the Investor shall have returned for cancellation the Commitment Shares issued by the Company to the Investor hereunder, and no termination of this Agreement pursuant to Section 8.2 shall become effective unless and until the entire Commitment Fee has been paid in cash by the Company to the Investor pursuant to and in accordance with this Section 10.1(ii).

(iii) Legends. The certificate(s) or book-entry statement(s) representing the Commitment Shares (if any) issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Commitment Shares (if any) issued to the Investor pursuant to Section 10.1(ii) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s transfer agent to issue to the Investor or its designee all of the Commitment Shares (if any) and the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares and Commitment Shares (if any) to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares (if any) from and after Commencement, and the Shares and the Commitment Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock purchased or acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend) at the greater of (i) the purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Signing Day Sports, Inc.

8355 East Hartford Road, Suite 100

Scottsdale, AZ 85255

Telephone Number: (480) 220-6814

Email: danny.nelson@signingdaysports.com

Attention: Daniel D. Nelson

Chief Executive Officer

With a copy (which shall not constitute notice) to:

Bevilaqua PLLC

1050 Connecticut Avenue, Suite 500

Washington, DC 20036

Telephone Number: (202) 869-0888

Email: info@bevilaquapllc.com

Attention: Louis A. Bevilaqua, Esq.

If to the Investor:

Tumim Stone Capital LLC

2 Wooster Street, 2nd Floor

New York, NY 10013
Telephone Number: (646) 845-0040

Email: mjtarlow@3ifund.com

Attention: Maier Joshua Tarlow

With a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telephone Number: (212) 521-5400

Email: amarsico@reedsmith.com

Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall remain in full force and effect notwithstanding such termination for the period of time referred to in Section 6.6(ii), (iii) the covenants and agreements of the Company and the Investor contained in Section 6.17 shall remain in full force and effect notwithstanding such termination until the Company has fully performed all of its obligations set forth in Section 6.17, and, (iv) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), other than Section 6.6(ii) and Section 6.17 (which are governed by clauses (ii) and (iii) of this Section 10.12, respectively), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(xi).

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

SIGNING DAY SPORTS, INC.:

By:	/s/ Daniel D. Nelson
Name:	Daniel D. Nelson
Title:	Chief Executive Officer

THE INVESTOR:

TUMIM STONE CAPITAL LLC

By: 3i Management, LLC, its Manager

By:	/s/ Maier J Tarlow
Name:	Maier J Tarlow
Title:	Manager

ANNEX I TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Accountants” shall have the meaning assigned to such term in Section 5.6(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Allowable Grace Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state bankruptcy Law or any Law for the relief of debtors.

“Base Price” shall have the meaning assigned to such term in Section 3.3(b).

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Comfort Letter” shall have the meaning assigned to such term in Section 6.15.

“Bring-Down Opinion/Negative Assurance Letter” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.38.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean, collectively, (1) the Company’s final prospectus dated November 13, 2023, filed with the Commission on November 15, 2023 pursuant to Rule 424(b)(4) under the Securities Act, relating to the Company’s IPO Registration Statement (the “IPO Final Prospectus”), (2) the Company’s registration statement on Form S-1 (File No. 333-271951), as amended, on file with the Commission at the time such registration statement was declared effective by the Commission on November 13, 2023 (including the preliminary prospectus, subject to completion, dated October 24, 2023, forming a part of such registration statement, as amended, at the time it became effective, together with the financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof at the time it became effective pursuant to paragraph (b) of Rule 430A under the Securities Act), together with the Company’s registration statement on Form S-1 (File No. 333-275532) filed with the Commission on November 13, 2023 pursuant to Rule 462(b) under the Securities Act, including the exhibits and all other documents filed as a part thereof or incorporated by reference therein (collectively, the “IPO Registration Statement”), (3) the Company’s registration statement on Form 8-A, filed with the Commission on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including the exhibits and all other documents filed as a part thereof or incorporated by reference therein and any amendment or report filed for the purpose of updating the description of the Common Stock contained therein, (4) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or prior to the date of this Agreement and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (5) each Registration Statement (including the Initial Registration Statement), as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (6) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Fee” means an amount equal to $500,000, all of which shall be fully earned by the Investor as of the date of this Agreement, and (i) all of which shall become immediately due and payable by the Company to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date, if the Company shall have provided written notice to the Investor on the Closing Date that the Company has elected to pay all of such Commitment Fee in cash, by wire transfer of immediately available funds to an account designated by the Investor prior to the first (1st) Trading Day immediately after the Closing Date, (ii) all of which shall become immediately due and payable by the Company to the Investor by the issuance of the Commitment Shares, if the Company shall have provided written notice to the Investor on the Closing Date that the Company has elected to pay all of such Commitment Fee by the issuance of the Commitment Shares, not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, and (iii) all of which shall become immediately due and payable by the Company to the Investor in cash if the Commencement shall not have occurred on or prior to February 15, 2024 (without duplication to the extent all of the Commitment Fee shall have previously been paid to the Investor in cash pursuant to this Agreement), by wire transfer of immediately available funds to an account designated by the Investor, in no event later than the later of 4:00 p.m. (New York City time) on the first (1st) Trading Day immediately after February 15, 2024 or, if the Company has elected to pay all of such Commitment Fee by the issuance of the Commitment Shares (whether such payment shall have been made solely by the issuance of Commitment Shares or in combination with a payment of cash as contemplated by the definition of “Commitment Shares” in this Annex I), on the first (1st) Trading Day immediately after the date that the Investor shall have returned for cancellation the Commitment Shares issued by the Company to the Investor hereunder, and no such termination of this Agreement shall become effective pursuant to Section 8.2 unless and until the entire Commitment Fee shall have been paid to the Investor in cash pursuant to this Agreement.

“Commitment Shares” means such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (rounded up or down to the nearest whole share) equal to the quotient obtained by dividing (i) $500,000 (representing 100% of the Commitment Fee), by (ii) the average of the daily VWAPs during the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the Commission, which the Company shall cause its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, pursuant to Section 10.1(ii) (without duplication to the extent all of the Commitment Fee shall have previously been paid to the Investor in cash pursuant to this Agreement); provided, however, that if the number of Commitment Shares as so calculated would cause the Investor’s beneficial ownership of Common Stock to exceed the Beneficial Ownership Limitation, then the “Commitment Shares” shall equal that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (rounded up or down to the nearest whole share) that would cause the Investor’s beneficial ownership of Common Stock to approximate as closely as possible, but without exceeding, the Beneficial Ownership Limitation, and the Company shall pay to the Investor an amount in cash equal to (x) the number of shares of Common Stock that would have been issued to the Investor as Commitment Shares, but for the application of this proviso, multiplied by (y) the average of the daily VWAPs during the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the Commission, by wire transfer of immediately available funds to an account designated by the Investor, on the same Trading Day as the Company is required to issue the Commitment Shares to the Investor pursuant to this Agreement.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“Current Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.44.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof, and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the NYSE Arca (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3(a).

“Exempt Issuance”  means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its Affiliates at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose.

“FCPA” shall have the meaning assigned to such term in Section 5.35.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Former Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“GDPR” shall have the meaning assigned to such term in Section 5.40.

“Governmental Authority” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Materials” shall have the meaning assigned to such term in Section 5.18.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Indemnifying Party” shall have the meaning assigned to such term in Section 9.2.

“Initial Comfort Letters” shall have the meaning assigned to such term in Section 7.2(xvii).

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.19.

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.44.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer and (iii) the Company’s Chief Operating Officer, in each case after reasonable inquiry of all officers and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Authority having jurisdiction over a given matter.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (g) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“Minimum Price” shall have the meaning assigned to such term in Section 3.3(b).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.37.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“OFAC” shall have the meaning assigned to such term in Section 5.36.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Authority.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Personal Data” shall have the meaning assigned to such term in Section 5.40.

“Policies” shall have the meaning assigned to such term in Section 5.40.

“Privacy Laws” shall have the meaning assigned to such term in Section 5.40.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Authority.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Representation Date” shall have the meaning assigned to such term in Section 6.15.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9.

“Restricted Person” shall have the meaning assigned to such term in Section 6.9.

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Stockholder Approval” shall mean such approval from the stockholders of the Company as may be required by the applicable rules of the NYSE American LLC (or any successor entity), including, without limitation, Section 713(a) of the NYSE American LLC Company Guide, to enable the Company to issue such number of shares of Common Stock in excess of the Exchange Cap as may be necessary for the Company to receive aggregate gross proceeds equal to the Total Commitment from the sale of Shares to the Investor pursuant to VWAP Purchases that may be effected by the Company, in its discretion, from time to time during the Investment Period pursuant to this Agreement.

“Stockholder Meeting” shall have the meaning assigned to such term in Section 6.16.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means $0.15, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $0.15.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means the NYSE American LLC (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Investor) or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock as of any Trading Day, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official close of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Condition Satisfaction Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:00 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official open (or commencement) of trading on the Trading Market on such Trading Day.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00:00 p.m., New York City time, on the third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market on such third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, after 4:00 p.m., New York City time, but prior to 6:30 p.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of shares of Common Stock equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock on the Trading Market (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (ii) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Common Stock on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.30; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $2,000,000 by (B) the VWAP on the Trading Market (or Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice timely delivered by the Company to the Investor on a VWAP Purchase Exercise Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, which shall equal the product obtained by multiplying (i) the lowest daily VWAP during the applicable VWAP Purchase Valuation Period for such VWAP Purchase by (ii) 0.95 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

“VWAP Purchase Settlement Date” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the three (3) consecutive Trading Day period immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase, beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the applicable VWAP Purchase Ending Time for such VWAP Purchase.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B

CLOSING CERTIFICATE

January 5, 2024

The undersigned, the Chief Executive Officer of Signing Day Sports, Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of January 5, 2024 (the “Agreement”), by and between the Company and Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Second Amended and Restated Bylaws of the Company, as amended through, and as in full force and effect on, the date hereof (the “Bylaws”), and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on December 29, 2023.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name: Daniel Nelson
Title: Chief Executive Officer

B-1

EXHIBIT C

COMPLIANCE CERTIFICATE

The undersigned, the Chief Executive Officer of Signing Day Sports, Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of January 5, 2023 (the “Agreement”), by and between the Company and Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed Chief Executive Officer of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement] [on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares. In accordance with Section 10.1(iv) of the Agreement, the Commitment Shares have been delivered to the Investor electronically as DWAC Shares, and the Commitment Shares are freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against the Commitment Shares.

5. As of [the Commencement Date] [the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date] [the date hereof], the Company has reserved out of its authorized and unissued Common Stock, 30,000,000 shares of Common Stock solely for the purpose of issuing Shares pursuant to VWAP Purchases effected under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Knowledge of the Company, threatened by the Commission.

C-1

The undersigned has executed this Certificate this [●] day of [●], 202[●].

By:
Name:
Title:	Chief Executive Officer

C-2

DISCLOSURE SCHEDULE
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF JANUARY 5, 2024
BETWEEN SIGNING DAY SPORTS, INC. AND Tumim Stone Capital LLC

This disclosure schedule is made and given pursuant to Article V of the Common Stock Purchase Agreement, dated as of January 5, 2024 (the “Agreement”), by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Tumim Stone Capital LLC, a Delaware limited liability company. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

Section 5.15

Certain Fees

Boustead Securities, LLC, a registered broker-dealer (“Boustead”), will act as the placement agent in connection with the transactions contemplated by the Agreement, for which the Company will pay to Boustead cash in the amount of 8.0% of the amount actually paid by the Investor to the Company pursuant to the Agreement; shares of Common Stock in an amount equal to 7.0% of the Commitment Shares; and cash equal to 7.0% of any amount of cash paid in consideration of the Investor’s commitment to make purchases pursuant to the Purchase Agreement, unless Boustead permits such payment to be made in the form of shares of Common Stock. The Company will also issue to Boustead warrants to purchase a number of shares equal to 7.0% of the shares of Common Stock that are issued to the Investor pursuant to purchases under the Purchase Agreement, with an exercise price equal to the applicable purchase price per share. The warrants will be exercisable for a period of five years from the date of issuance and contain cashless exercise provisions and have registration rights.